CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated January 30, 2017, relating to the financial statements and financial highlights, which appear in the November 30, 2016 Annual Reports to Shareholders on Form N-CSR of the Global X MLP & Energy Infrastructure ETF, Global X SuperDividend® Alternatives ETF, Global X MLP ETF, Global X Junior MLP ETF, Global X FinTech ETF (formerly Global X FinTech Thematic ETF), Global X Internet of Things ETF (formerly Global X Internet of Things Thematic ETF), Global X Robotics & Artificial Intelligence ETF (formerly Global X Robotics & Artificial Intelligence Thematic ETF), Global X Health & Wellness Thematic ETF, Global X Longevity Thematic ETF, Global X Millennials Thematic ETF, and Global X Conscious Companies ETF (eleven of the series constituting Global X Funds). We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Statements", "Financial Highlights" and “Other Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 24, 2017